UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              May 10, 2004

                             COATTEC INDUSTRIES, INC.

                              (Name of Registrant)

             Washington               0-28053                     59-3465511

(State or other jurisdiction       (Commission             (IRS Employer
        of incorporation)          File Number)          Identification No.)


                 1075 Bellevue Way NE #188, Bellevue, WA 98004

                    (Address of principle executive offices)



Registrants telephone number, including area code     (425) 373-4962


                                       EMC Group Inc.
          (Former name or former address, if changed since last report)




















Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

              None.


Item 5. Other Events

EMC Group Inc., changed its name to Coattec Industries, Inc., and its domicile from the State of Florida to the State of Washington by virtue of an Agreement of Merger and Plan of Reorganization with Coattec Industries, Inc., incorporated on May 10, 2004 and the Agreement of Merger and Plan of Reorganization its completed on May 10, 2004 with the effective date of May 10, 2004.

In addition to the changes above the company has also changed its domicile address to 1075Bellevue Way NE #188, Bellevue, WA 98004.


Item 6.     Resignation and Appointment of Directors

As of May 10, 2004 new officers and directors have been appointed ny the Company. Mr Bernd Meinecke is the President, COE and Board Chairman. Ms. JA Claydon it the Secretary and Director.



Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                  None.














                                                  Coattec Industries, Inc, Inc.



                                                  /s/ Bernd Meinecke
                                                  Bernd Meinecke, President


July 8, 2004